                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)      March 13, 2001
                                                      --------------------------


                     CREDIT SUISSE FIRST BOSTON (USA), INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                   1-6862                                  13-1898818
--------------------------------------------   ---------------------------------
          (Commission File Number)                      (I.R.S. Employer
                                                       (Identification No.)


 Eleven Madison Avenue, New York, New York                     10010
--------------------------------------------   ---------------------------------
  (Address of principal executive office)                    (Zip Code)


                                    (212) 325-2000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


------------------------------------------------------------------------------
           (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

   MARCH 13, 2001

      Information concerning financial results for the year ended December 31, 2000 for CSFB (USA), Inc. was included in a Credit Suisse Group press release filed on March 13, 2000. The following is an excerpt from the press release related to the Company:

      "Included in the results of business unit Credit Suisse First Boston are the results of Credit Suisse First Boston (USA), Inc., formerly named Donaldson, Lufkin & Jenrette, Inc., which reported an after-tax loss for the year 2000 of approximately USD 1.1 billion on net revenues of approximately 6.1 billion. As previously disclosed, this loss results, to a large extent, from restructuring charges and other non-recurring expenses associated with the acquisition of DLJ by Credit Suisse Group, as well as other related integration costs. Credit Suisse First Boston (USA), Inc., became a part of business unit Credit Suisse First Boston at the time of the acquisition."

   MARCH 14, 2001

      CSFBDIRECT issued a press release concerning the closing of its Parsippany, N.J. call center and the related staff reductions. The press release is filed herewith as an exhibit and hereby incorporated in its entirety by reference.

      (c)   EXHIBIT

Exhibit 99.1      Press release dated March 14, 2001 for CSFBDIRECT

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    Credit Suisse First Boston (USA), Inc.


                                           /s/ Anthony F. Daddino
                                    -------------------------------------
                                    Anthony F. Daddino
                                    CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER








March 19, 2001